EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Regis Corporation of our reports dated August 26, 2003 relating to the financial statements and financial statement schedule, which appear in Regis Corporation’s 2003 Annual Report Form 10-K for the year ended June 30, 2003. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 4, 2004